Exhibit 4.32

Supplementary Agreement

to

Exclusive Technology Consulting and

Service Agreement

between

Beijing Shengtuo Autohome Advertising Co., Ltd.

and

Beijing Cheerbright Technologies Co., Ltd.

July 22, 2011

Supplementary Agreement

to

Exclusive Technology Consulting and

Service Agreement

THIS SUPPLEMENTARY AGREEMENT TO EXCLUSIVE TECHNOLOGY CONSLUTING AND SERVICE AGREEMENT (“this Supplementary Agreement”) is entered into on July 22, 2011 in Beijing, the People’s Republic of China (PRC)

by and between

(1)	Beijing Shengtuo Autohome Adverting Co., Ltd. ( ), with its registered address at Room 1003, F/10, Tower B, No. 3, Danling Street, Haidian District, Beijing 100080, China (Party A);

and

(2)	Beijing Cheerbright Technologies Co., Ltd. ( ), with its registered address at 1102, Tower B, No. 3, Danling Street, Haidian District, Beijing 100080, China (Party B).

(Collectively, the “Parties”)

Recitals

A.	Party A and Party B entered into an Exclusive Technical Consulting And Services Agreement (“Original Agreement”) on September 21, 2010, pursuant to which Party B agreed to provide to Party A, and Party A agreed to accept from Party B, certain technical and consulting services set forth in the Original Agreement.

B.	The Parties, upon mutual consultation, agree hereby to amend the “Termination” provisions under the Original Agreement.

NOW, THEREFORE, after mutual consultation, the parties agree as follows:

Any term used but not defined in this Supplementary Agreement shall have the same meaning as in the Original Agreement.

Supplementary Agreement to	- 2 -
Exclusive Technology Consulting and Service Agreement

1.	The Parties agree to amend Section 6.1 under the Original Agreement and replace it completely with the language below:

“6.1	Written Notice. If a party breaches any of its respective representations, warranties or obligations under this Agreement, the non-breaching party may send a written notice to the breaching party demanding rectification within 10 days.”

2.	The Parties agree to amend Section 9.1 under the Original Agreement and replace it with the language below:

“9.	TERMINATION

9.1	Early Termination. This Agreement may be terminated early in the following situations:

9.1.1	with the mutual written consent of the parties following consultation;

9.1.2	in case of a Force Majeure event prevailing for 30 days or longer, the Parties shall discuss whether performance under this Agreement shall be partially exempted or postponed according to the degree by which such performance is affected by the Force Majeure event; or

9.1.3	by Party B, with 30 days’ prior written notice to Party A at any time. ”

3.	As an integral part of the Original Agreement, this Supplementary Agreement shall have the same effect as the Original Agreement and, together with the Original Agreement, constitute the entire binding agreement between the parties. Except for the sections amended herein, all other sections of the Original Agreement shall remain unchanged and in full force.

4.	This Supplementary Agreement is prepared in both English and Chinese, with both language versions having the same legal effect. This Agreement shall be executed in 2 originals, with 1 original copy for each party. This Supplementary Agreement shall take effect as of its due execution by the Parties.

[The space below is intentionally left blank.]

Supplementary Agreement to	- 3 -
Exclusive Technology Consulting and Service Agreement

IN WITNESS WHEREOF, the parties have caused this Supplementary Agreement to Exclusive Technology Consulting and Service Agreement to be duly executed by their authorized representatives on the date first indicated above.

Party A: Beijing Shengtuo Autohome Advertising Co., Ltd.

( )

(Company Seal)

Signature:	/s/ Legal Representative
Name:
Title:	Legal Representative

Party B: Beijing Cheerbright Technologies Co., Ltd.

( )

(Company Seal)

Signature:	/s/ Legal Representative
Name:
Title:	Legal Representative

Execution Page of

Supplementary Agreement to Exclusive Technology Consulting and Service Agreement